Exhibit 99.1

BioLargo Continuing Operations Through the COVID-19 Crisis

Answering the call for hand sanitizer production

Westminster, CA – March 23, 2020 – BioLargo, Inc. (OTCQB:BLGO), developer of sustainable technologies and a full-service environmental engineering company, today released a statement from its President & CEO, Dennis P. Calvert about how it and its subsidiaries are handling the ongoing COVID-19 pandemic crisis.

Dear stockholder,

We believe that BioLargo is uniquely positioned to weather the storm of the COVID-19 crisis. Many of our major clients constitute “essential services” – such as municipalities, landfills, air force bases, and so forth. As we are supporting these essential services, our commercial units are continuing to operate and are still solving clients’ challenges every day.

Part 1 – How the crisis is affecting our operations

Our Odor-No-More air quality control division provides an essential service to the waste handling industry, and will continue to do so every day. It continues installations of misting systems at waste facilities, continues to make sales calls, and continues to manufacture, sell and ship product to its customers. Odor-No-More’s joint venture in South Korea is proceeding as planned and expects to begin operations in the next 30 days.

Our environmental engineering division in Tennessee has a backlog of commercial opportunities. Its engineers are working every day – at home where possible, in an effort to promote social distancing. Existing clients include the seven United States Air Force (USAF) bases, its waste to energy conversion plant project on the East coast, and its magnesium extraction project in Northern California. New business opportunities continue to present themselves and they are busy making proposals and bids that are moving forward. We also have multiple bids out to serve additional U.S. Air Force bases as part of an expanded effort to serve this key client.

Although COVID-19 dominates the news, PFAS water contamination is still a priority concern for municipalities all over the country. We are cautiously optimistic about our EPA Phase II grant application to accelerate the PFAS development work to go commercial and expect to hear from the EPA soon.

Part 2 – Answering the call for a hand sanitizer

Our Canadian team at BioLargo Water has a number of assets at its disposal to answer the call to produce needed hand sanitizers in this emergency situation.  Our team is formulating a proprietary product using our core technology, in response to a Canadian government request for these high-demand products. Relaxed interim regulations from Health Canada designed to expedite product review and approval encourage company management to believe there is strong potential for rapid production and sales. Our team is uniquely qualified to serve this need with offices located at a government facility (the University of Alberta) that has a fully equipped, qualified and licensed manufacturing facility. With a team of science professionals that have already received over 70 research grants, their technical skills are well known in government circles. They have access to the chemical ingredients and formulations necessary to produce the product. Finally, BioLargo has entered into contract negotiations with a Canadian distributor to manage the selling process. Additional partners and assets are being evaluated to ensure the process can move swiftly.

BioLargo Water also continues to work on the commercial pilot project a Sunworks Farm, the last step before full commercialization of the AOS, as well as wrapping up its storm water demonstration pilot. The team has also expanded its grant application activity to support its growing list of opportunities for commercial pilots. It also has a new Regulation Crowdfunding program available at www.waterworksfund.com and we encourage you to see that site for more details about BioLargo Water. We believe it will help us get the word out about our breakthrough science as well as create awareness of the investment opportunity.

Part 3 – How the crisis is affecting the company at large

As we all know, the COVID-19 crisis is creating dramatic changes around the world, in every facet of society. The overall drop of the stock market has contributed to extreme pressure on BioLargo’s stock. You know that we have successfully weathered a number of storms in the past, and with your continued support, we believe that we can weather this one too.

Despite the current market challenges presented by the COVID-19 outbreak, BioLargo continues to forge ahead. Assuming adequate financing and continued investor support to complement the company’s existing financing facility through Lincoln Park Capital, BioLargo stands poised to not only survive the crisis, but emerge strong and ready for growth as its technologies find adoption through partnerships around the world and as growth capital becomes accessible. It is more important than ever for the company’s allies to continue their support for the company. Together, we can be successful in building BioLargo into a world-class, leading innovator in cleantech products and services, as we know it is destined to be.

Finally, our hearts go out to every single person affected by the COVID-19 pandemic – those who have been personally and directly affected by the disease, those who have been financially burdened by its impacts, and those whose livelihoods are threatened by the prospect of a protracted economic downturn. It is our true hope and belief that this crisis comes to a speedy end, for everyone’s sake.

Part 4 – Our internal response and policies

We wanted to discuss how we as a company are promoting responsible organizational behavior to protect our employees, subcontractors, partners, and customers from spread of the virus:

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We have formalized company-wide COVID-19 Employee Guides for both our US- and Canada-based business units that provide specific guidelines on hygiene, respiratory etiquette, social distancing, self-isolation, travel restrictions, and more

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We are requiring that any employee who develops cold- or flu-like symptoms stays at home and quarantine for the CDC-recommended period of 14 days, and managers are adopting highly flexible sick leave policies to accommodate such practices

●	Any employee able to carry out normal work functions from home is currently doing so

●	All company meetings are now virtual using online conferencing tools

●	All company travel to conferences, trade shows, and non-essential business development trips are postponed or canceled

●	Our sales and Business Development teams continue to keep an open dialogue with our clients to ensure the safety of all employees

●	Safety equipment is checked daily to ensure all employees are amply protected as they are working

●	Office and warehouse areas are sanitized several times daily for those who must work at a main location.

Finally, we encourage any of our investors, followers, and supporters to reach out to us if they have any questions or comments about how BioLargo is handling the COVID-19 crisis, or to discuss the science and social aspects of this world event. You can reach BioLargo’s President & CEO Dennis P. Calvert by email at dennis.calvert@biolargo.com, and you can reach out to us on social media at:

●	Twitter - @Twitter

●	Facebook - https://www.facebook.com/BioLargo1/

●	LinkedIn - https://www.linkedin.com/company/biolargo-inc.

About BioLargo, Inc.

BioLargo, Inc. is an innovator of technology-based products and environmental engineering solutions provider driven by a mission to “make life better”. We feature unique disruptive solutions to deliver clean air, clean water and a clean, safe environment (www.biolargo.com). Our engineering division features experienced professional engineers dedicated to integrity, reliability, and environmental stewardship (www.biolargoengineering.com). Our industrial odor control division, Odor-No-More (www.odornomore.com) features CupriDyne Clean Industrial Odor Eliminator (www.cupridyne.com), which eliminates the odor-causing compounds and VOCs rather than masking them, and is now winning over leading companies in the solid waste handling and wastewater industries and other industries that contend with malodors and VOCs. Our subsidiary BioLargo Water (www.biolargowater.ca) develops the Advanced Oxidation System "AOS," a disruptive industrial water treatment technology designed to eliminate waterborne pathogens and recalcitrant contaminants with better energy-efficiency and lower operational costs than incumbent technologies. We are a minority stockholder of and licensor to our subsidiary Clyra Medical (www.clyramedical.com), which features effective and gentle solutions for chronic infected wounds to promote infection control and regenerative tissue therapy.

Contact Information

Dennis P. Calvert

President and CEO, BioLargo, Inc.

888-400-2863

Safe Harbor Act

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results.